UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 3, 2014

RESTORGENEX CORPORATION

NEVADA	000-24477	86-0776876
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Century Park East

6th Floor

Los Angeles, California 90067

(Address of principal executive offices)

(310) 526-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective June 9, 2014, the Company entered into an Amendment to Settlement Agreement and Stipulation with ASC Recap LLC (“ASC”) pursuant to which the Company agreed to transfer to ASC $1,266,400.65 for distribution to certain of the Company’s creditors and pay to ASC its settlement fee of $300,000. These payments (together with previous payments in an aggregate amount of $598,985.35) will settle $1,865,368 in claims owed to ASC under a Settlement Agreement and Stipulation dated September 23, 2013. In return, ASC will return to the Company for cancellation 99,332 shares of the Company’s common stock currently held by ASC.

On June 9, 2014, the Company entered into a Severance Agreement and General Release with John Moynahan, the Company’s former Chief Financial Officer pursuant to which the Company and Mr. Moynahan agreed on the amount of back wages, unpaid expenses and severance payment. The agreement also provided that the Company will use its best efforts to finalize, in a timely manner, a consulting agreement with Mr. Moynahan at an hourly rate of $175 for hours worked on behalf of the Company.

Effective June 9, 2014, RestorGenex Corporation (the “Company”) entered into an Employment Agreement with Tim Boris (the “Boris Employment Agreement”) pursuant to which Mr. Boris was engaged to continue to act as General Counsel and Vice President of Legal. The Boris Employment Agreement is for an initial term of one year. Mr. Boris is to receive a base salary at an annual rate of $235,000. He will have the opportunity to earn a bonus of up to 30% of his annual base salary as determined by the Company’s Board of Directors. He will also receive an initial grant of 5-year options to purchase 76,795 shares at an exercise price of $4.15 per share which will vest quarterly over a three-year period.

Item 3.02 Unregistered Sales of Equity Securities

Effective June 3, 2014, the Company granted to the following officers the following options: (a) Yael Schwartz, the President of the Company’s Canterbury and Hygeia divisions, options to purchase 115,193 shares; (b) David Sherris, the President of the Company’s Paloma and VasculoMedics divisions and Chief Scientific Officer, options to purchase 115,193 shares; and (c) Craig Abolin, Vice President of Research and Development of the Company’s Canterbury and Hygeia divisions, options to purchase 76,795 shares. The Company also granted to Tim Boris, the Company’s General Counsel and Vice President of Legal, options to purchase 76,795 shares (pursuant to the Employment Agreement referred to in Item 1.01, above). All of the options are for a term of five years at an exercise price of $4.15 per share and vest quarterly over a three-year period.

Effective June 3 2014, pursuant to the terms of four Convertible Promissory Notes of the Company issued to Sol J. Barer (the “Barer Notes”), the Barer Notes (principal plus accrued interest) were converted into an aggregate of 552,738 shares of the Company’s common stock and warrants to purchase 355,699 shares with an exercise price of $2.00 per share. The aggregate principal amount of the Barer Notes was $1,050,000. The issuance of the Company’s securities in connection with the conversions was exempt from registration under the Securities Act of 1933, as amended (the “Act”) pursuant to exemptions from registration provided by Rule 506 of Registration D and Section 4(a)(2) o the Act.

Item 9.01 Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Executive Employment Agreement dated as of June 9, 2014 between RestorGenex Corporation and Tim Boris.
10.2	Amendment to Settlement Agreement and Stipulation dated as of June 9, 2014 between RestorGenex Corporation and ASC Recap LLC
10.3	Release and Settlement Agreement between RestorGenex Corporation and John Moynahan.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 9, 2014	RESTORGENEX CORPORATION

	By:	/s/ Stephen M. Simes
Stephen M. Simes, Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Executive Employment Agreement dated as of June 9, 2014 between RestorGenex Corporation and Tim Boris.
10.2	Amendment to Settlement Agreement and Stipulation dated as of June 9, 2014 between RestorGenex Corporation and ASC Recap LLC
10.3	Release and Settlement Agreement between RestorGenex Corporation and John Moynahan.

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